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                                                                     EXHIBIT 4.2

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                          6.125% SENIOR NOTES DUE 2034

                             SUPPLEMENTAL INDENTURE

                                     between

                        CINCINNATI FINANCIAL CORPORATION

                                       and

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.

                                   as Trustee

                          Dated as of November 1, 2004

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                                TABLE OF CONTENTS

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                                                                                              PAGE
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
                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01. Definition of Terms........................................................      2

                                   ARTICLE 2
                                THE SECURITIES

Section 2.01. Designation................................................................      4
Section 2.02. Principal Amount; Series Treatment for Additional Securities...............      5
Section 2.03. Form of Securities; Global Form............................................      5
Section 2.04. Restrictive Legends........................................................      6
Section 2.05. Transfer Restrictions......................................................      9
Section 2.06. Additional Interest........................................................     11

                                   ARTICLE 3
                            REDEMPTION OF THE NOTES

Section 3.01. Optional Redemption by Company.............................................     12
Section 3.02. Selection of Notes to Be Redeemed..........................................     12
Section 3.03. Redemption Notice..........................................................     13
Section 3.04. Effect of Redemption Notice................................................     13
Section 3.05. Deposit of Redemption Price................................................     14
Section 3.06. Securities Redeemed in Part................................................     14

                                   ARTICLE 4
                                  DEFEASANCE

Section 4.01. Defeasance By The Company..................................................     14

                                   ARTICLE 5
                                 MISCELLANEOUS

Section 5.01. Rule 144A Information; No Resales By Affiliates............................     14
Section 5.02. Ratification Of Indenture..................................................     15
Section 5.03. Trustee Not Responsible For Recitals.......................................     15
Section 5.04. Governing Law..............................................................     15
Section 5.05. Separability...............................................................     15
Section 5.06. Counterparts...............................................................     15

                                       i
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      SUPPLEMENTAL INDENTURE dated as of November 1, 2004 (the "SUPPLEMENTAL
INDENTURE") between Cincinnati Financial Corporation, an Ohio corporation (the "COMPANY"), and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the "TRUSTEE") under the Indenture dated as of November 1, 2004 (the "INDENTURE") between the Company and the Trustee.

      WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide, among other things, for unsecured debentures, notes or other evidences of indebtedness to be issued by the Company from time to time in one or more series under the Indenture;

      WHEREAS, Section 9.01(g) of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities (as defined in the Indenture) of any series as provided by Sections 2.01 and 2.02 of the Indenture;

      WHEREAS, the Board of Directors of the Company has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

      WHEREAS, pursuant to the terms of the Indenture, the Company desires to enter into this Supplemental Indenture to provide for the establishment of a new series of its Securities to be known as its 6.125% Senior Notes due 2034 (the "NOTES");

      WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and all things necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done;

      NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and terms of the Notes, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      Section 1.01. Definition of Terms.

      Unless the context otherwise requires:

      (a) a term defined in the Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended and supplemented pursuant to this Supplemental Indenture;

      (b) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

      (c) the singular includes the plural and vice versa;

      (d) a reference to a Section or Article is to a Section or Article of this Supplemental Indenture;

      (e) headings are for convenience of reference only and do not affect interpretation;

      (f) the following terms have the meanings given to them in this Section 1.01(f):

      "ADDITIONAL INTEREST" shall have the meaning set forth in the Registration Rights Agreement.

      "COMPARABLE TREASURY ISSUE" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

      "COMPARABLE TREASURY PRICE" means, with respect to any Redemption Date for the Notes, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

      "EXCHANGE OFFER" means the exchange offer by the Company of Exchange Notes for Initial Notes pursuant to the Registration Rights Agreement.

      "EXCHANGE OFFER REGISTRATION STATEMENT" means a registration statement relating to an Exchange Offer on an appropriate form and all amendments and supplements to such registration statement, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

      "EXCHANGE NOTES" means the debt securities of the Company to be offered to Holders in exchange for the Initial Notes pursuant to the Exchange Offer or otherwise pursuant to a Registration of the Exchange Notes containing terms identical to the Notes for which they are exchanged (except that (i) interest thereon shall accrue from the last date on which interest was paid on the corresponding series of Notes (unless the Exchange Note is issued after an interest record date and prior to the corresponding interest payment date, in which case interest shall accrue from such interest payment date) or, if no such interest has been paid, from the first date that the corresponding series of Notes was originally issued under the Indenture as supplemented by this Supplemental Indenture and (ii) the provisions relating to Additional Interest (other than any Additional Interest accrued through the date of issuance of such Exchange Notes) will be eliminated).

      "GLOBAL NOTE" shall have the meaning set forth in Section 2.03(b).

      "INDEPENDENT INVESTMENT BANKER" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

      "INITIAL NOTES" means (i) all Notes issued on the first date that Notes were originally issued under this Supplemental Indenture, (ii) any additional Notes of this series issued under Section 2.02 in any offering not registered under the Securities Act and (iii) any Notes issued in replacement therefor, but not including any Exchange Notes issued in exchange therefor.

      "INTEREST" means with respect to the Notes any interest payable on the Notes including Additional Interest, if any.

      "NOTES" shall have the meaning set forth in the recitals above.

      "REDEMPTION DATE" shall have the meaning assigned in Section 3.01.

      "REFERENCE TREASURY DEALER" means (x) each of J.P. Morgan Securities Inc. and UBS Securities LLC or their respective affiliates; provided, however, that if either of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a "PRIMARY TREASURY DEALER"), the Company will substitute therefor another Primary Treasury Dealer, and (y) three other Primary Treasury Dealers selected by the Company.

      "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

      "REGISTRATION" means a registered exchange offer for the Securities by the Company or other registration of the Notes under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of November 1, 2004, among the Company and J.P. Morgan Securities Inc. and UBS Securities LLC, as Representatives of the several Initial Purchasers.

      "REGISTRATION STATEMENT" means the Registration Statement pursuant to and as defined in the Registration Rights Agreement.

      "RESTRICTED LEGEND" means the legend set forth in Section 2.04(a) hereof.

      "RULE 144A" means Rule 144A under the Securities Act.

      "TREASURY RATE" means, with respect to any Redemption Date for the Notes, the rate per year equal to the semiannual equivalent or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

                                    ARTICLE 2
                                 THE SECURITIES

      SECTION 2.01. Designation. (a) The Company hereby establishes a series of Securities designated the "6.125% Senior Notes due 2034" for issuance under the Indenture. Their Stated Maturity shall be November 1, 2034 and they shall bear interest at the rate of 6.125% per annum from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on each November 1 and May 1 (each, an Interest Payment Date), commencing May 1, 2005, until the principal thereof is paid or made available for payment.

      The Notes are not subject to any sinking fund.

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      Interest on the Notes (including Additional Interest) shall be computed on the basis of a 360 day year comprised of twelve 30 day months.

      (b) The Notes shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

      (c) The principal of, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company designated for that purpose as the Place of Payment, as provided in Section 4.02 of the Indenture; provided, however, that interest may be payable at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register on the record date for such interest payment.

      SECTION 2.02. Principal Amount; Series Treatment for Additional
Securities.

      (a) The Notes shall be initially limited to an aggregate principal amount of $375,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of this same series pursuant to Sections 3.02, 3.03, 3.04 or 10.02 of the Indenture. The Company may, without notice to or the consent of the Holders of the outstanding Notes, issue additional notes of the same tenor as the Notes by Company Order, so that such additional notes and the outstanding Notes shall form a single series of Securities under the Indenture as supplemented by this Supplemental Indenture.

      (b) Any additional Notes issued under Section 2.02(a) shall have the same terms in all respects as the corresponding series of outstanding Notes, except that interest will accrue on the additional Notes from the most recent date to which interest has been paid on the corresponding series of Notes (other than the additional Notes) or, if no interest has been paid on the corresponding series of Notes, from the first date that the corresponding series of Notes was originally issued under the Indenture as supplemented by this Supplemental Indenture.

      (c) For all purposes of the Indenture and this Supplemental Indenture, all Notes, whether Initial Notes, Exchange Notes or additional Notes issued under
Section 2.02(a) shall constitute one series of Notes and shall vote together as one series of Notes.

      Section 2.03. Form of Securities; Global Form.

      (a) The Notes shall be substantially in the forms of Exhibit A hereto. The terms and provisions contained in the form of Notes set forth in Exhibit A shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this Supplemental Indenture.

      Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture as supplemented by this Supplemental Indenture, or as may be required by the Depository or as may be required for the Initial Notes to be tradeable on any market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

      (b) So long as any Notes of this series are eligible for book-entry settlement with the Depository, or unless otherwise required by law, or otherwise contemplated by Section 2.05(b), all of the Notes of this series shall be represented by one or more Notes in global form registered in the name of the Depository or the nominee of the Depository (each and collectively, the "GLOBAL NOTE"). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depository in accordance with the Indenture and the applicable procedures of the Depository. Except as provided in Section 2.05(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

      Any Global Note shall represent such of the outstanding Notes of a series as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes of that series from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by the holder of such Notes in accordance with the Indenture. Payment of principal of and interest and premium, if any, on any Global Note shall be made to the holder of such Note.

      SECTION 2.04. Restrictive Legends. (a) Except as otherwise provided in paragraph (c), each Initial Note shall bear the following legend on the face thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED,

TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")), (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE WHICH IS THE LATER OF (X) TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) OF THE SECURITIES ACT) AFTER THE LATER OF THE LAST DATE OF ISSUANCE OF ANY NOTE OF THIS SERIES (OR ANY PREDECESSOR OF THIS NOTE) AND THE LAST DATE ON WHICH CINCINNATI FINANCIAL CORPORATION OR ANY AFFILIATE OF CINCINNATI FINANCIAL CORPORATION WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO CINCINNATI FINANCIAL CORPORATION OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS
NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT CINCINNATI FINANCIAL CORPORATION, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR WILL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
(I) PURSUANT TO CLAUSE (D)TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO CINCINNATI FINANCIAL CORPORATION AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

      (b) Each Global Note shall also bear the following legend on the face thereof:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

      Each Global Note for which the Depository Trust Company is the Depository shall also bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      (c) (i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that any Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of such Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

      (ii) after an Initial Note is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) exchanged for an Exchange Note, the Company may instruct the Trustee to cancel such Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction. If a Note to be reissued under this Section 2.04(c) without a Restricted Legend is represented by a Global Note bearing the Restricted Legend, the principal amount of the legended Global Note shall be reduced by the principal amount of the Note to be reissued without the Restricted Legend and the principal amount of a Global Note without the Restricted Legend of the appropriate series of Notes shall be increased by an equal principal amount. If a Global Note without the Restricted Legend of the appropriate series of Notes is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver a Global Note of the appropriate series of Notes without the Restricted Legend to the Depository.

      SECTION 2.05. Transfer Restrictions. (a) By its acceptance of any Note bearing the Restricted Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Supplemental Indenture and in the Restricted Legend and agrees that it will transfer such Note only as provided in this Supplemental Indenture and the Restricted Legend. The Company and the Trustee as Securities registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Supplemental Indenture and the Restricted Legend. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Trustee as Security registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

      The Trustee shall retain copies of all letters, notices and other written communications received pursuant to the Indenture or this Section 2.05(a). The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

      The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among members of, or participants in, the Depository or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      (b) The following provisions shall apply only to Global Notes:

            (i) Each Global Note authenticated under this Supplemental Indenture shall be registered in the name of the Depository or a nominee thereof and delivered to such Depository or a nominee thereof or the

      Trustee if the Trustee is acting as custodian for the Depository or its nominee with respect to such Global Note, and each such Global Note shall constitute a single Security for all purposes of the Indenture and this Supplemental Indenture.

            (ii) Notwithstanding any other provision in the Indenture, as supplemented by this Supplemental Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depository or a nominee thereof unless (A) the Depository (x) has notified the Company that it is unwilling or unable to continue as Depository for such Global Note or (y) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, (B) an Event of Default has occurred and is continuing with respect to the Notes or (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have the Notes represented by a Global Note. Any Global Note exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Company. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depository or a nominee thereof shall not be a Global Note.

            (iii) Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depository shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depository to the Trustee, as Securities registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depository or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note issuable on such exchange to or upon the written order of the Depository or an authorized representative thereof.

            (iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the

      Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

            (v) Neither any members of, or participants in, the Depository ("AGENT MEMBERS") nor any other Persons on whose behalf Agent Members may act shall have any rights under the Indenture as supplemented by this Supplemental Indenture with respect to any Global Notes registered in the name of the Depository or any nominee thereof, and the Depository or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or such nominee, as the case may be, or impair, as between the Depository, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

            (vi) At such time as all interests in a Global Note have been redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depository and the Trustee. At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depository and the Trustee, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee, at the direction of the Trustee, to reflect such reduction.

      Section 2.06. Additional Interest.

      If a Registration Default (as defined in the Registration Rights Agreement) occurs with respect to any Notes of this series, the interest rate borne by such Notes shall be increased as provided in the Registration Rights Agreement.

      Additional Interest (as defined in the Registration Rights Agreement) shall, for the purposes of the Notes, constitute "INTEREST" used in Article Four of the Indenture and interest for purposes of this Supplemental Indenture and Global Note.

                                   ARTICLE 3
                             REDEMPTION OF THE NOTES

      Section 3.01 . Optional Redemption by Company. The Company may redeem the Notes, at any time in whole and from time to time in part, at the option of the Company, prior to the Stated Maturity at a redemption price (the "REDEMPTION PRICE") equal to the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued but not paid to the Redemption Date (as defined below)) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus in each case accrued interest thereon but not paid to the Redemption Date.

      Except as set forth above, the Securities will not be redeemable by the Company prior to maturity.

      The Company shall give notice to the Trustee of any redemption specifying the date of such redemption by Company Order at least 30 days but not more than 60 days before the date such Notes are to be redeemed (each, a "REDEMPTION DATE").

      Unless the Company defaults in payment of the Redemption Price, on and after any Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

      The Company shall pay interest to a Person other than the Holder of record on the Regular Record Date if the Company elects to redeem the Notes on a date that is after a Regular Record Date but on or prior to the corresponding Interest Payment Date. In this instance, the Company shall pay accrued interest on the Notes being redeemed to, but not including, the Redemption Date to the same Person to whom the Company shall pay the Redemption Price of those Notes.

      The Notes are not subject to any sinking fund.

      Section 3.02. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Notes to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Notes are then traded or quoted). Subject to the previous sentence, the Trustee shall make the selection within five Business Days after it receives the notice provided for in Section 3.01 from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $1,000.

      Notes and portions of Notes that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of the Notes to be redeemed.

      Section 3.03. Redemption Notice. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption (a "REDEMPTION NOTICE") by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

      The notice shall identify the Notes to be redeemed and shall state:

      (1)   the Redemption Date;

      (2)   the Redemption Price;

      (3)   the name and address of the Paying Agent;

      (4) that Notes called for redemption will be redeemed on the Redemption Date;

      (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

      (6) if fewer than all of the outstanding Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Notes to be redeemed;

      (7) that, unless the Company defaults in making payment of such Redemption Price, interest and Additional Interest, if any, on Notes called for redemption will cease to accrue on and after the Redemption Date; and

      (8)   the CUSIP number(s) of the Notes.

      At the Company's request, the Trustee shall give the Redemption Notice in the Company's name and at the Company's expense; provided that the Company makes such request at least seven Business Days prior to the date by which such Redemption Notice must be given to Holders in accordance with this Section 3.03 and the text of such notice is completed by the Company.

      Section 3.04. Effect of Redemption Notice. Once the Redemption Notice is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice.

      Section 3.05. Deposit of Redemption Price. Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

      Section 3.06. Securities Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4
                                   DEFEASANCE

      Section 4.01. Defeasance By The Company. The Notes shall be subject to defeasance at the option of the Company in accordance with the terms and conditions set forth in Article 11 of the Indenture.

                                   ARTICLE 5
                                  MISCELLANEOUS

      Section 5.01. Rule 144A Information; No Resales By Affiliates. (a) Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Securities Exchange Act of 1934, make available to any Holder or beneficial Holder of Initial Notes in connection with any sale thereof and any prospective purchaser of Initial Notes designated by such Holder or beneficial Holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial Holder of the Initial Notes and it will take such further action as any Holder or beneficial Holder of such Initial Notes may reasonably request, all to the extent required from time to time to enable such Holder or beneficial Holder to sell its Initial Notes without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial Holder of the Initial Notes, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

      (b) Any Initial Notes that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), are purchased or owned by the Company or any affiliate thereof (within the meaning of Rule 144) that is controlled by the Company may not be resold by the Company or such affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Initial Notes no longer being "RESTRICTED SECURITIES" (as defined under Rule
144).

      Section 5.02. Ratification Of Indenture.

      The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

      Section 5.03. Trustee Not Responsible For Recitals.

      The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

      Section 5.04. Governing Law.

      This Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

      Section 5.05. Separability.

      In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

      Section 5.06. Counterparts.

      This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the Company has caused this Supplemental Indenture to be signed and acknowledged by its duly authorized officers, and The Bank of New York Trust Company, N.A., has caused this Supplemental Indenture to be signed by one of its duly authorized officers, as of the day and year first above written.

                                      CINCINNATI FINANCIAL CORPORATION

                                      By: /s/ John J. Schiff, Jr.
                                          --------------------------------------
                                          Name: John J. Schiff, Jr.
                                          Title: President and Chief
                                                 Executive Officer

                                      By: /s/ Kenneth W. Stecher
                                          --------------------------------------
                                          Name: Kenneth W. Stecher
                                          Title: Treasurer

                                      THE BANK OF NEW YORK TRUST COMPANY, N.A.,
                                          as Trustee
                                      By: /s/ Geoffrey D. Anderson
                                          --------------------------------------
                                          Name: Geoffrey D. Anderson
                                          Title: Assistant Vice President

                                                                      EXHIBIT A1

                                 [FACE OF NOTE]

[Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the Notes shall bear the legend set forth below on the face thereof :]

                    [INSERT RESTRICTIVE LEGEND, IF REQUIRED]

                                      A1-1

                                                             CUSIP No. 172062AD3

                        CINCINNATI FINANCIAL CORPORATION
                          6.125% Senior Notes Due 2034

No. 1
$375,000,000

      CINCINNATI FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of Ohio (herein called the "COMPANY", which term includes any successor Person under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of THREE HUNDRED SEVENTY FIVE MILLION DOLLARS ($375,000,000) on November 1, 2034, and to pay interest thereon from November 1, 2004, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on May 1 and November 1 in each year commencing May 1, 2005, at the rate of 6.125% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest at Stated Maturity will be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Note will be made at the Place of Payment which, subject to the right of the Company to vary or terminate the appointment of such agency, shall initially be the principal office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                                      A1-2

      Reference is hereby made to the further provisions of this Note set forth on the pages following the certificate of authentication hereon, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to below, directly or through an Authenticating Agent, by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                      A1-3

      IN WITNESS WHEREOF, Cincinnati Financial Corporation has caused this instrument to be signed by its duly authorized officers.

Dated: November 1, 2004

                                       CINCINNATI FINANCIAL CORPORATION

                                       By: _____________________________________
                                           Title:

                                       By: _____________________________________
                                           Title:

                                      A1-4

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

                                       The Bank of New York Trust Company,
                                           N.A., as Trustee

                                       By: _____________________________________
                                           Authorized Signatory

                                      A1-5

                              [REVERSE OF SECURITY]
                        CINCINNATI FINANCIAL CORPORATION
                              6.125% Notes Due 2034

      This Note is one of a duly authorized issue of Securities of the Company (herein called the "NOTES"), issued and to be issued in one or more series under the Indenture, dated as of November 1, 2004 and the Supplemental Indenture, dated as of November 1, 2004 (collectively herein called the "INDENTURE"), between the Company and The Bank of New York Trust Company, N.A. (herein called the "TRUSTEE," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Notes of the series designated herein, limited in aggregate principal amount to $375,000,000.

      The Notes are redeemable, at any time in whole and from time to time in part, at the option of the Company, prior to the Stated Maturity at the Redemption Price and on any Redemption Date as provided in the Indenture.

      This Note is not subject to any sinking fund.

      As provided in the Indenture, defeasance may occur at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

      If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series (including these Notes) to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of greater than 50% in principal amount of the Securities at the time Outstanding of each series affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding of each series affected, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or

                                      A2-1
waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Security, the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request, and offered indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places, and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender for registration of transfer at the office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Notes of this series are issuable only in global or definitive registered form, without coupons, in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth and to the limitations described below, if applicable, Notes are exchangeable at the office or agency of the Company for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

      [TO BE INCLUDED IN INITIAL NOTES, NOT EXCHANGE NOTES: If a Registration Default (as defined in the Registration Rights Agreement)

                                      A2-2
occurs, then the Company shall pay Additional Interest (as defined in the Registration Rights Agreement) (in addition to the interest otherwise due hereon) to the Holder as provided in the Registration Rights Agreement.]

      [TO BE INCLUDED IN EXCHANGE NOTES: There shall also be payable in respect of this Security all Additional Interest that may have accrued on the Note for which this Note was exchanged (as defined in such Note) pursuant to the Exchange Offer, such Additional Interest to be calculated in accordance with the terms of such Security and payable at the same time and in the same manner as periodic interest on this Note.]

      This Note is exchangeable for Notes in definitive registered form only if
(x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Global Note or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Note shall be exchangeable for definitive Notes in registered form and so notifies the Trustee or (z) an Event of Default has occurred and is continuing; provided that the definitive Notes so issued in exchange for this Global Note shall be in denominations of $1,000 and integral multiples thereof and be of like aggregate principal amount and tenor as the portion of this Global Note to be exchanged, and provided further that, unless the Company agrees otherwise, Notes of this series in definitive registered form will be issued in exchange for this Global Note, or any portion hereof, only if such Notes in definitive registered form were requested by written notice to the Trustee or the Security Registrar by or on behalf of a Person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this Global Note will not be entitled to receive physical delivery of Notes in definitive registered form and will not be considered the Holders thereof for any purpose under the Indenture.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

                                      A2-3

      All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM  --               as tenants in common
TEN ENT  --               as tenants by the entireties
JT TEN  --                as joint tenants with right of survivorship and not
                          as tenants in common

UNIF GIFT MIN ACT  --     Custodian     Under
                          Uniform Gifts to
                          Minors Act

                          (Cust) (Minor) (State)

      Additional abbreviations may also be used though not in the above list.

                                      A2-4

                            [FORM OF TRANSFER NOTICE]

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

______________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

______________________________

______________________________

______________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

                                       ________________________________________
                                       Signature

      NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                                      A2-5

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                     ON ALL NOTES OTHER THAN EXCHANGE NOTES]

      In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration or completion of the Exchange Offer (as defined in the Registration Rights Agreement) or (ii) two years (or such lesser period as may be provided in any amendment to Rule 144(k) under the Securities Act) after the later of the original issuance of this Note or the last date on which this Note was held by the Company or an Affiliate of the Company, the undersigned confirms that without utilizing any general solicitation or general advertising that this Note is being transferred in accordance with its terms:

                                   [Check One]

      (1) [ ]  to the Company or a subsidiary of the Company;

      (2) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

      (3) [ ] to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

      (4) [ ] pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof, provided, however, that if box (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                                 Signature

Signature Guarantee:

Signature must be guaranteed                     Signature

                                      A2-6

      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

                                      A2-7

      TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:________________                     ____________________________________
                                           NOTICE: To be executed by an
                                           executive officer

                                      A2-8

                                                                      Schedule I

                 [Include as Schedule I only for a Global Note]

                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES

                        CINCINNATI FINANCIAL CORPORATION
                          6.125% Senior Notes due 2034

No. [ ]

      The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                      PRINCIPAL AMOUNT OF
                   AMOUNT OF DECREASE IN    AMOUNT OF INCREASE IN       THIS GLOBAL NOTE     SIGNATURE OF AUTHORIZED
                    PRINCIPAL AMOUNT OF      PRINCIPAL AMOUNT OF    FOLLOWING SUCH DECREASE  SIGNATORY OF TRUSTEE OR
DATE OF EXCHANGE      THIS GLOBAL NOTE         THIS GLOBAL NOTE          (OR INCREASE)          SECURITY CUSTODIAN
-----------------------------------------------------------------------------------------------------------


                                      A2-9